Exhibit 5.1

Snell & Wilmer L.L.P.	DENVER
Law Offices	LAS VEGAS
One Arizona Center	LOS ANGELES
Phoenix, AZ 85004-2202	LOS CABOS
602.382.6000	ORANGE COUNTY
602.382.6070 (Fax)	PHOENIX
www.swlaw.com	SALT LAKE CITY
TUCSON
May 14, 2010
Quidel Corporation
10165 McKellar Court
San Diego, California 92121
     Re:       Registration Statement on Form S-8
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-8 (the “Registration Statement”) of Quidel Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 950,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to the terms of the Company’s 2010 Equity Incentive Plan (the “Plan”).
     We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
     Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan against payment therefor, will be validly issued, fully paid and non-assessable.
     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in appropriate sections of the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.
Very truly yours,
/s/ Snell & Wilmer L.L.P.